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                                                                    EXHIBIT 5.3


                                 August 1, 2005

Novelis Inc.
3399 Peachtree Road, NE
Suite 1500
Atlanta, Georgia 30326


             Re: Exchange Offer for Novelis Inc. 7 1/4% Senior Notes


Ladies and Gentlemen:

         We have acted as special Texas counsel for Novelis Corporation, a Texas corporation ("Novelis"). This opinion is delivered to you in connection with the Registration Statement filed with the U.S. Securities and Exchange Commission (the "Registration Statement") for the registration under the Securities Act of 1933, as amended (the "Securities Act") of (a) $1,400,000,000 principal amount of 7 1/4% senior notes due 2015 (the "Notes") of Novelis Inc., a corporation organized under the laws of Canada and the issuer of the Notes (the "Issuer") to be exchanged for the Issuer's 7 1/4% senior notes due 2015 pursuant to an Indenture, dated February 3, 2005 (the "Indenture"), among the Issuer, certain of its direct and indirect subsidiaries as guarantors, including Novelis, and The Bank of New York Trust Company, N.A., as trustee, and (b) the guarantee (the "Guarantee") of Novelis to be endorsed upon the Notes. With your permission, assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent, if any, otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of the assumptions or items upon which we have relied.

         In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed necessary for the purposes of this opinion. We have examined, among other items, the documents identified on Schedule A. The documents referred to in items 1 through 3 on Schedule A are referred to herein collectively as the "Transaction Documents."

         In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity of original or certified copies of all copies submitted to us as


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August 1, 2005
Page 2


conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assumed the accuracy of, all representations and warranties contained in the Transaction Documents and certificates and written statements and other information of or from representatives of Novelis and others and assumed compliance on the part of Novelis with its covenants and agreements contained therein. In connection with the opinions expressed in paragraph (a) below, we have relied upon certificates of public officials as to the factual matters and legal conclusions set forth therein.

         Based on the foregoing, and subject to limitations, qualifications and assumptions set forth herein, we are of the opinion that, under the laws of the State of Texas:

(a) Novelis has been duly organized and is a corporation validly existing and in good standing under the laws of the State of Texas.

(b) The Indenture has been duly authorized, executed and delivered by Novelis.

(c)      The Guarantee has been duly authorized by Novelis.

         The opinions expressed herein are limited to the laws of the State of Texas and we express no opinion as to the effect of the laws of any other jurisdiction. We express no opinions except as specifically set forth herein, and no opinions as to any other matter shall be deemed to be implied by or may be inferred from any of the opinions set forth herein.

         The opinions expressed herein are given as of the date hereof and speak as of only that date. We assume no obligation to advise you of any changes in facts or law or anything coming to our attention bearing upon the accuracy of or completeness of any assumption, whether material or not material, which may be brought to our attention at a later date.

         The opinions expressed herein are solely for the benefit of the Issuer and we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to Jones Day under the heading "Validity of the Securities" in the prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                       Sincerely

                                       /s/ Jones Day

                                       Jones Day


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                                   SCHEDULE A


1. An executed counterpart of the Indenture, dated as of February 3, 2005, by and among the Issuer, the guarantor, including Novelis, and The Bank of New York Trust Company, N.A., as trustee.

2.       The Notes and related Guarantee.

3. The Form of Exchange Notes and related Guarantee attached as Exhibit A to the Indenture.

4. A certified copy of the Articles of Incorporation of Novelis from the Secretary of State of the State of Texas.

5.       The Bylaws of Novelis, dated May 25, 2003, as amended.

6. A copy of a certificate, dated July 28, 2005, of the Secretary of State of the State of Texas as to the existence of Novelis in the State of Texas as of such date.

7. A copy of a certificate, dated July 28, 2005, of the Texas Comptroller of Public Accounts as to the good standing of and payment of franchise taxes by Novelis in the State of Texas as of such date.

8. The executed Secretary's Certificate of Novelis, dated August 1, 2005, delivered to us in connection with this opinion.